                                  AMENDMENT 5
                           EFFECTIVE JANUARY 1, 2004

                                     TO THE

     AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM REINSURANCE AGREEMENT
              EFFECTIVE NOVEMBER 1, 2002 FOR FACULTATIVE BUSINESS
               EFFECTIVE DECEMBER 1, 2002 FOR AUTOMATIC BUSINESS

                                    BETWEEN

                        HARTFORD LIFE INSURANCE COMPANY
                               ("CEDING COMPANY")

                                      AND

                       EMPLOYERS REASSURANCE CORPORATION
                                 ("REINSURER")

                                 ("AGREEMENT")

WHEREAS, the Reinsurer currently reinsures the Ceding Company's plans or policies under the Agreement; and

WHEREAS, the Ceding Company and the Reinsurer have revised Schedule A on multiple dates since the effective dates of the Agreement; and

WHEREAS, the parties wish to reflect an updated Schedule A to accurately reflect an updated Schedule A.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the Ceding Company and the Reinsurer hereby agree to amend the Agreement as follows:

1.   The above recitals are true and accurate and are incorporated herein.

2. Schedule A is deleted in its entirety and replaced with the attached, revised Schedule A.

3. Except as herein amended, all other terms and conditions of the Agreement shall remain in full force and effect and unchanged.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HLIC and ERAC
Amendment #5 -- Effective 01/01/2004

In witness of the foregoing, the Ceding Company and the Reinsurer have, by their respective officers, executed this Amendment in duplicate on the dates indicated below.

EMPLOYERS REASSURANCE CORPORATION

By:       /s/ Robert M. Clifford                              Attest:   /s/ Sheila M. Jackson
          --------------------------------------------------            -------------------------------------------
Name:     Robert M. Clifford                                  Name:     Sheila M. Jackson
Title:    Vice President ERAC                                 Title:    Team Leader
Date:     04-10-2012                                          Date:     4-10-2012

HARTFORD LIFE INSURANCE COMPANY

By:       /s/ Paul Fischer                                    Attest:   /s/ Michael Roscoe
          --------------------------------------------------            -------------------------------------------
Name:     Paul Fischer, FSA, MAAA                             Name:     Michael Roscoe, FSA, MAAA
          Assistant Vice President and Actuary                          Senior Vice President
          Individual Life Product Management                            Individual Life Product Management
Title:                                                        Title:
Date:     3-30-12                                             Date:     3/30/12

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HLIC and ERAC
Amendment #5 -- Effective 01/01/2004

                                   SCHEDULE A
                       PLANS COVERED UNDER THIS AGREEMENT
                           EFFECTIVE JANUARY 1, 2004

TYPE OF BUSINESS                                                     INDIVIDUAL LIFE INSURANCE ISSUED BY THE CEDING COMPANY
---------------------------------------------------------------------------------------------------------------------------------
UPSCALE PRODUCTS                                                RIDERS FOR UPSCALE PRODUCTS
Stag Protector Variable Universal Life*                         Other Covered Insured Rider*
Stag Variable Life Accumulator*                                 Term Rider (base or other insured)*
Stag Universal Life*                                            Accidental Death Benefit Rider*+
SPVL (Fully underwritten only)*                                 Deduction Amount Waiver Rider*
ART (CW), 5 & 10 Year Term (NY)*                                Waiver of Monthly Deductions Rider*
One Year Term*                                                  Waiver of Specified Amount Rider*
Whole Life with Current Interest Life*                          Enhanced No Lapse Guarantee Rider*+
Stag Protector Variable Universal Life II (eff. December 1,     Estate Tax Repeal Benefit Rider*+
 2003)
Stag Variable Life Accumulator II (eff. December 1, 2003)       Level Compensation Endorsement*+
                                                                Children's Life Insurance Rider*+
                                                                Maturity Date Extension Rider*+
                                                                Guaranteed COl Benefit Rider*+
                                                                Mortality and Expense Risk Rates Rider*
                                                                Cost of Living Adjustment Rider*
                                                                Foreign Travel Exclusion Rider (eff. November 1, 2002 (fac.);
                                                                December 1, 2002 (auto)+
                                                                Policy Continuation Rider (eff. December 1, 2003)+
                                                                Accelerated Death Benefit Rider (eff. January 1, 2004)+
MIDDLE AMERICA PRODUCTS                                         RIDERS FOR MIDDLE AMERICA PRODUCTS
LBSI UL*                                                        Term Rider (base or other insured)*
Life Solutions I UL*                                            Waiver of Premium Rider*
Life Solutions II UL*                                           Waiver of Monthly Deduction Rider*
20 Year Term*                                                   Additional Purchase Option Rider*+
                                                                Disability Income Rider*+
WOODBURY PRODUCTS                                               RIDERS FOR WOODBURY PRODUCTS
Hartford Stag Wall Street Variable Universal Life*              Term Rider (base or other insured)*
                                                                Accidental Death Benefit Rider*+
                                                                Waiver of Monthly Deduction Rider*
                                                                Waiver of Specified Amount Rider*
                                                                Children's Life Insurance Rider*+
                                                                Accelerated Death Benefit Rider*+
                                                                Specify Monthly Deductions Rider*+
                                                                Enhanced No Lapse Guarantee Rider*+

------------

*   Effective November 1, 2002 (fac.), December 1, 2002 (auto), in treaty

+   The benefit provided by this Rider is not reinsured under this Agreement.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HLIC and ERAC
Amendment #5 -- Effective 01/01/2004

DESCRIPTIONS

RIDERS FOR WHICH ADDITIONAL PREMIUM IS DUE TO THE REINSURER:

Other Covered Insured Rider: Provides term coverage for insured other than base insured.

Term Rider (base or other insured): Provides additional term coverage.

Deduction Amount Waiver Rider: Waives monthly deduction amount if insured is disabled.

Waiver of Monthly Deductions Rider: Waives monthly deduction amount if insured is disabled.

Waiver of Specified Amount Rider: Waives specified amount if insured is disabled.

Waiver of Premium Rider: Waives premium requirement if insured is disabled.

Cost of Living Adjustment Rider: This rider is available at issue only for non-substandard issue ages 0 to 60. The rider allows for face amount increases without underwriting biannually based on the Consumer Price Index with the maximum amount of this increase being $50,000.

RIDERS THAT ALTER THE POLICY AND FOR WHICH NO ADDITIONAL PREMIUM IS PAID TO THE REINSURER. IF A POLICY HAS THIS RIDER IT IS STILL COVERED UNDER THE AGREEMENT:

Accidental Death Benefit Rider: Pays an additional death benefit if the death on the insured is caused by a qualifying accident.

Additional Purchase Option Rider: Provides additional term coverage.

Children's Life Insurance Rider: Provides additional term coverage for a child. No separate reinsurance benefits are associated with this rider.

Disability Income Rider: This rider provides a monthly benefit while the insured is totally and continuously disabled. The disability must continue for a period of time which exceeds the waiting period before payments begin. Payments will continue while the policy is inforce and the insured is totally disabled, but no longer than the indemnity period selected.

Enhanced No Lapse Guarantee Rider: This rider guarantees that the policy will not lapse, regardless of investment performance, provided cumulative premiums paid less indebtedness less withdrawals are greater than or equal to the cumulative no lapse guarantee premiums. There is a lifetime option and a limited term option. The limited term option is the lesser of 20 years or to attained age 80 for issue ages 0 to 70 and the minimum of 10 years or to attained age 90 for issue ages 71 to 85. Also, at the time when the no lapse guarantee terminates or defaults, the policyholder may be eligible for an additional amount of time they have this protection, which is based on the then current account value.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HLIC and ERAC
Amendment #5 -- Effective 01/01/2004

Estate Tax Repeal Benefit Rider: (eff. 11/1/2002 (fac), 12/1/2002 (auto) This rider will pay the account value less indebtedness if the Federal Estate Tax Law is fully repealed by December 31, 2010 and we receive a request for this benefit amount from the insured. This rider will terminate at the sooner of:

       -   The termination date of the policy, or

       -   January 31, 2011.

Level Compensation Endorsement: Surrender charges are not assessed for a full surrender during the first three policy years. There is no charge for this rider.

Maturity Date Extension Rider: When the policyholder reaches the maturity date and has elected this rider, the death benefit is dropped to the account value, no more monthly deductions are taken, interest is credited, no further premiums are accepted, policy loans continue to accrue interest, and all other riders are terminated.

Guaranteed COI Benefit Rider: This rider provides guaranteed cost of insurance rates for the first 10 policy years. On each policy anniversary, we declare a cost of insurance rate for a single policy year. This policy year is the policy year 9 years from the then current policy anniversary. Thus the rider provides that on any policy anniversary, cost of insurance rates over the next 10 years will not exceed those provided by the rider. This rider is currently available in only a few states and on variable life policy forms where the face amount is at least thirty million dollars.

Accelerated Death Benefit Rider: With this rider, the policyholder can receive up to 100% of his/her death benefit discounted with interest if the life expectancy is 12 months or less.

Specify Monthly Deductions Rider: This rider allows the policyholder to specify to take monthly deductions out of a particular account in the policy.

Mortality and Expense Risk Rates Rider: This rider guarantees that the mortality and expense risk rate will be zero for years greater than and equal to 21.

Policy Continuation Rider: This rider is automatically added to the policy at issue. This rider is intended to prevent the lapse of highly loaned policies.

Foreign Travel Exclusion Rider: The rider is written such that if the insured dies while traveling to, from, or in a country NOT listed on the List of Countries and Jurisdictions (Foreign Travel Exclusion Rider Schedule A), or dies as a direct or indirect result of an illness or injury sustained during such travel, the death benefit proceeds will be limited to the policy's account value, less any outstanding indebtedness.

Single Life Excess Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto Between HLIC and ERAC
Amendment #5 -- Effective 01/01/2004

                                   SCHEDULE A
                         FOREIGN TRAVEL EXCLUSION RIDER
                            UNDERWRITING GUIDELINES
                           EFFECTIVE JANUARY I, 2004

UNDERWRITING GUIDELINES

1. A proposed insured is eligible for the rider if they have 30 days or less of cumulative travel per year to countries and jurisdictions not list on Schedule A Foreign Travel Exclusion Rider -- Exhibit II (Non-Schedule A Country), as noted on an application or application amendment to be signed on delivery of the policy. The rider will NOT be considered /used if a proposed insured travels beyond 30 cumulative days per year to a Non-Schedule A country. The proposed insured will either be rated or declined for travel to Non-Schedule A countries beyond the 30-day limit.

2. If rated coverage is available for travel to a Non-Schedule A country within the 30-day cumulative annual travel limit, a proposed insured will have the option of choosing the rating or the exclusion rider.

3.   Last Survivor Plans, Term Plans and the following riders are not eligible:
     Spousal Rider, Child Rider, Premium Waiver, Disability Rider, and AD&D. Term blends on permanent single life plans are eligible.

4.   Only United States and Canadian residents are eligible for the rider.

5. Green card residents of the United States are eligible if they reside in the United States permanently (as evidenced, for example by information indicating the proposed insured intends to stay in the United States indefinitely, has resided in the United States for a number of years, is employed in the United States, or owns property in the United States).

6.   For "automatic" reinsurance cases, the maximum face amount is $10 million.

7.   The minimum face amount is the product's published minimum amount.

8.   The maximum age is the product's published maximum age.

9.   The minimum age is 18 years of age.

10. Only Preferred and Standard rating classes, including Enhanced Standard are eligible.

11. Cases may be facultatively submitted. In these situations, the final reinsurance offer must indicate agreement to use the rider at the final rate class quoted.

12.  Occupations and other unusual risks are still underwritten.

13. The list of countries and jurisdictions noted on Schedule A Foreign Travel Exclusion Rider will be reviewed at least annually for changes, or earlier if world events dictate change.

     Note: There were no changes to countries listed in Schedule A during the duration of this agreement.

14. The countries listed on Schedule A Foreign Travel Exclusion Rider will not change once a rider is issued to an insured.

15.  An amendment will be signed on delivery indicating acceptance of the rider.

SPECIAL CLAIMS HANDLING ISSUE(S):

Death claims that occur due to "diverted" flights to hazardous countries will be eligible for payment. For example, if a person was flying to a non-excluded country and the flight was diverted to a Non-Schedule A Country where the insured subsequently died, the claim would not be excluded from coverage.

Single Life Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto
Between HLIC and ERC
Amendment #5 -- Effective 01/01/2004

                                   SCHEDULE A
                         FOREIGN TRAVEL EXCLUSLON RIDER
                      LIST OF COUNTRIES AND JURISDICTIONS
                            EFFECTIVE JANUARY 1,2004

List of Countries and Jurisdictions eligible for travel under the Foreign Travel Exclusion Rider

AFRICA                EUROPE                 LATIN & SOUTH AMERICA          NORTH AMERICA
Canary Island         Andorra                Argentina                      Anguilla
South Africa          Austria                Brazil                         Bahamas
                      Belgium                Chile                          Barbados
ASIA PACIFIC          Bulgaria               Costa Rica                     Bermuda
Australia             Czech Republic         Ecuador                        British Virgin Islands
Fiji                  Denmark                Uruguay                        Canada
Guam                  Estonia                                               Cayman Islands
Hong Kong             Finland                                               Dominica
Japan                 France                                                Dominican Republic
Macau                 Germany                                               EI Salvador
Marshall Islands      Gibraltar                                             Grenada
Micronesia            Greece                                                Guadeloupe
New Caledonia         Greenland                                             Jamaica
New Zealand           Hungary                                               Martinique
Niue                  Iceland                                               Mexico
Okinawa               Ireland                                               Netherlands Antilles
Samoa                 Italy                                                 Panama
Singapore             Latvia                                                Puerto Rico
Tonga                 Liechtenstein                                         Republic of Trinidad and Tobago
Tuvalu                Lithuania                                             St. Lucia
Vanuatu               Luxembourg                                            St. Vincent and the Grenadines
                      Malta                                                 Turks and Caicos Islands
                      Moldova                                               United States Virgin Islands
                      Monaco                                                United States
                      Netherlands
                      Norway
                      Poland
                      Portugal
                      Romania
                      Sicily
                      Slovak Republic
                      Slovenia
                      Spain
                      Sweden
                      Switzerland
                      United Kingdom

Single Life Treaty -- Effective 11/01/2002 Fac 12/01/2002 Auto
Between HLIC and ERC
Amendment #5 -- Effective 01/01/2004